                                                                     EXHIBIT 4.2




No. 1                                                            up to  $[     ]
                                                                         -------

                       [ ]% Senior Discount Note due 2010

                                                           CUSIP No. 001593 AA 8

         Alamosa PCS Holdings, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, on February 1, 2010, the principal amount at maturity as set forth on the Schedule of Increases or Decreases annexed hereto.

                 Interest Payment Dates:   [   ] and [   ].
                 Record Dates:             [   ] and [   ].

         Additional provisions of this Security are set forth on the back of this Security.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                           ALAMOSA PCS HOLDINGS, INC.


                                           By:
                                              ----------------------------------
                                              David E. Sharbutt
                                              Chief Executive Officer
[CORPORATE SEAL]

                                           By:
                                              ----------------------------------
                                              Kendall W. Cowan
                                              Chief Financial Officer, Secretary
                                              and Treasurer

TRUSTEE'S CERTIFICATION OF AUTHENTICATION

Dated:   February [   ], 2000
                   ---

NORWEST BANK MINNESOTA, N.A.,
         as Trustee, certifies that this is
         one of the Securities referred to
         in the Indenture.


By:
   ------------------------------------
   Authorized Signatory

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                 [BACK OF NOTE]

                       [ ]% Senior Discount Note Due 2010

1.       Interest

         Alamosa PCS Holdings, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount at maturity of this Security at the rate per annum shown above. The Company will pay interest semiannually on [ ] and [ ] of each year, commencing [ ], 2005. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [ ], 2005. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Accreted Value at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

2.       Method of Payment

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the [ ] or [ ] next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Accreted Value payments. The Company will pay Accreted Value and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including Accreted Value, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount at maturity of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

         Initially, Norwest Bank Minnesota, N.A., (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

         The Company issued the Securities under an Indenture dated as of February [ ], 2000 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.

The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are senior unsecured obligations of the Company limited to $[ ] aggregate principal amount at maturity (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and the Subsidiary Guarantors to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company or any such Subsidiary Guarantor.

         Pursuant to the terms of the Indenture, the Subsidiary Guarantors have, jointly and severally, guaranteed the due and punctual payment of the Accreted Value and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture. The Guarantees are subordinated in right of payment to each Subsidiary Guarantor's obligations with respect to Designated Senior Debt.

5.       Optional Redemption

         Except as set forth below, the Securities may not be redeemable prior to [ ], 2005. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of Accreted Value), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after [ ] of the years set forth below:


                                                                                                    Redemption
Period                                                                                                 Price
------                                                                                              -----------

2005.............................................................................................    [      ]%
2006.............................................................................................    [      ]%
2007.............................................................................................    [      ]%
2008 and thereafter..............................................................................     100.000%

         Notwithstanding the foregoing, on or prior to [ ], 2003 the Company may redeem up to 35% of the original aggregate principal amount at maturity of the Securities issued with the proceeds from one or more Public Equity Offerings by the Company, at a redemption price equal to [ ]% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount at maturity of the Securities remains outstanding. Any such redemption shall be made within 90 days of such Public Equity Offering.

6.       Sinking Fund

         The Securities are not subject to any sinking fund.

7.       Notice of Redemption

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount at maturity of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.       Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Accreted Value and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make certain changes in the subordination provisions; (v) to add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guaranties as provided in the Indenture; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

14.      Defaults and Remedies

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of Accreted Value or interest that has become due solely because of the acceleration.

15.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

17.      Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.      Governing Law

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY. REQUESTS MAY BE MADE TO:

                           ALAMOSA PCS HOLDINGS, INC.
                             4403 BROWNFIELD HIGHWAY
                              LUBBOCK, TEXAS 79407
                          TELECOPIER NO: (806) 722-1157

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

     ----------------------------------------------------------

     ----------------------------------------------------------

     ----------------------------------------------------------

     ----------------------------------------------------------
     (Print or type assignee's name, address and zip code)

     ----------------------------------------------------------
     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint
                       --------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------

Date:
     -----------------

                        Your Signature:
                                       -----------------------------------------
                                       (Sign exactly as your name appears
                                       on the other side of this Security)



                        Signature Guarantee:
                                       -----------------------------------------
                                       (Signature must be guaranteed by a
                                       participant in a recognized signature
                                       guaranty medallion program or other
                                       signature guarantor acceptable to the
                                       Trustee.)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 (Asset Sale) or 4.12 (Change of Control) of the Indenture, check the box:

           [ ]      Section 4.07                [ ]      Section 4.12

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.12 of the Indenture, state the amount that you elect to have purchased:

         $
          -----------
Date:
     -----------


                     Your Signature:
                                    -------------------------------------------
                                    (Sign exactly as your name appears on the other side of the Security)


                     Signature Guarantee:
                                    -------------------------------------------
                                    (Signature must be guaranteed by a
                                    participant in a recognized signature
                                    guaranty medallion program or other
                                    signature guarantor acceptable to the
                                    Trustee.)

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount at maturity of this Global Security is
$       . The following increases or decreases in this Global Security have been made:


                Amount of decrease in   Amount of increase in    Principal Amount at
                 Principal Amount at     Principal Amount at   Maturity of this Global
    Date of        Maturity of this        Maturity of this    Security following such  Signature of authorized signatory of
   Exchange        Global Security         Global Security      decrease or increase      Trustee or Securities Custodian
   --------        ----------------       -----------------     --------------------      -------------------------------



